UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2003

REDBACK NETWORKS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-25853 (Commission File Number)	77-0438443 (I.R.S. Employer Identification Number)

300 Holger Way
San Jose, CA 95134
(408) 750-5000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

ITEM 5.    OTHER EVENTS.

On January 21, 2003, Redback Networks Inc., a Delaware corporation (“Redback”), announced that Nasdaq’s Listing Qualifications Department has determined Redback’s common stock is subject to delisting from the Nasdaq National Market because the Company has not met the minimum bid price requirement of $1.00 per share in accordance with Marketplace Rule 4450(a)(5). Redback has requested a hearing for an appeal of this Nasdaq decision.

Redback’s press release announcing this information is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The press release filed as an exhibit to this report includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about the Company’s business contained in the press release are “forward-looking” rather than “historic.” The press release also states that these and other risks relating to Redback’s business are set forth in the documents filed by Redback with the Securities and Exchange Commission, specifically the most recent report on Form 10-K, Form 10-Q and the other reports filed from time to time with the Securities and Exchange Commission.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)    EXHIBITS.

99.1        Press Release dated January 21, 2003

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDBACK NETWORKS INC.

DATE: January 23, 2003	By:	/s/ THOMAS L. CRONAN III Thomas L. Cronan III Senior Vice President of Finance and Administration, Chief Financial Officer

3